UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 19, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 19, 2018, Pete Thompson resigned from the Board of Directors (the “Board”) of Sigma Designs, Inc. (the “Company” or “Sigma”). In accordance with his current employer’s policy regarding serving on boards of publicly traded companies, Mr. Thompson was required to resign from the Board and had agreed to do so with his current employer by the end of January 2018. Mr. Thompson did not resign due to any disagreement with Sigma.

Item 8.01 Other Events.

On January 23, 2018, Sigma issued a press release providing additional information related to its previously announced transaction with Silicon Laboratories Inc. (“Silicon Labs”) pursuant to the terms of an Agreement and Plan of Merger (the “Agreement”) dated December 7, 2017 between Sigma, Silicon Labs and Seguin Merger Subsidiary, Inc., a wholly-owned subsidiary of Silicon Labs. Sigma announced that due to the initial closing conditions set forth in the Agreement not being satisfied, the parties will move forward with the sale of Sigma’s Z-Wave business to Silicon Labs for $240 million in an asset transaction, pursuant to the terms of the Agreement and contingent upon approval by Sigma’s shareholders.

Sigma also announced its intention to initiate a plan of liquidation following the closing of the sale of the Z-Wave business to Silicon Labs, which plan is currently anticipated to include a substantial initial cash distribution to shareholders. The Board expects, subject to uncertainties inherent in the winding up of its business, to make an initial distribution following the Z-Wave asset sale and initiation of the plan of liquidation and a final liquidating distribution as promptly as practicable after payment of, or provision for, outstanding claims. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 23, 2018, Sigma emailed a letter to Sigma’s employees providing additional information related to the sale of Sigma’s Z-Wave business to Silicon Labs. A copy of the letter is filed as Exhibit 99.2 hereto and is incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the communications expressly incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Sigma Designs, Silicon Labs (“Silicon Labs”), the proposed acquisition (the “Acquisition”) by Silicon Labs of the Z-Wave business of Sigma Designs (“Sigma Designs”) and related matters. These statements include, but are not limited to, statements that address Sigma Designs’ expected future business and financial performance and statements about (i) the timing, completion and expected benefits of the Acquisition, (ii) plans, objectives and intentions with respect to future operations, including the potential implementation of a plan of liquidation and the anticipated time period in which Sigma Designs intends to wind down or divest its remaining businesses, (iii) the impact of the Acquisition on Sigma Designs’ business, (iv) the timing, potential amount and payment of cash distributions to Sigma Designs’ shareholders, (v) other information relating to the Acquisition and (vi) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Sigma Designs, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the companies’ and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the Acquisition such as: (1) the risk that the conditions to the closing of the Acquisition are not satisfied, including the risk that required approvals from the shareholders of Sigma Designs for the Acquisition or any applicable regulatory approvals are not obtained; (2) litigation relating to the transaction and the potential liquidation plans; (3) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (4) risks that the proposed Acquisition and its announcement to initiate a liquidation plan disrupt the current plans and operations of Sigma Designs; (5) the ability of Sigma Designs to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges, liabilities or expenses resulting from the Acquisition and Sigma Designs’ plans to wind down or divest its remaining businesses; (8) potential adverse reactions or changes to business relationships resulting from the announcement, the potential liquidation plan or completion of the Acquisition; (9) risks related to the ongoing operations of Sigma Designs’ business, which may negatively impact Sigma Designs’ performance in the fourth quarter of fiscal 2018 and in future periods as well as Sigma Designs’ ability to liquidate, wind down or divest its remaining businesses, including the impact to Sigma Designs’ business due to a decrease in demand for the end products which incorporate its chipsets; an overall decrease in demand for its chipsets resulting from this announcement, the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on Sigma Designs’ gross margins; the inventory risk associated with Sigma Designs’ need to order components in advance of customer orders; the continued availability of certain components and services essential to Sigma Designs’ business, and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Sigma Designs undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Sigma Designs intends to file a proxy statement in connection with the Acquisition. Investors and security holders of Sigma Designs are urged to read such proxy statement(s) (including any amendments or supplements thereto) and any other relevant documents in connection with the Acquisition that Sigma Designs will file with the SEC upon such documents becoming available because they will contain important information about Sigma Designs and the Acquisition. Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ stockholders with respect to the Acquisition. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on July 17, 2017 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Acquisition will be set forth in the proxy statement and other materials to be filed with SEC.

Item 9.01 Financial Statements and Exhibits

Exhibits

Item No.	Description

99.1	Press Release issued by Sigma Designs, Inc. dated January 23, 2018

99.2	Letter to Sigma Designs employees dated January 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: January 23, 2018	By:	/s/ Elias Nader
Elias Nader Chief Financial Officer